LEASE


DATED:        November 25, 1997

BETWEEN:      PACIFIC REALTY ASSOCIATES, L.P.,
              a Delaware limited partnership                            LANDLORD

AND:          FEI COMPANY,
              an Oregon corporation                                       TENANT


          Tenant wishes to lease from Landlord the following described property, hereinafter referred to as "the Premises":

          Approximately 10,249 square feet of office space located in Building D, Evergreen Business Park, 7175 N.W. Evergreen Parkway, Suite 200, Hillsboro, Oregon 97124 and as further described on the attached Exhibits A, B and C.

          If the Premises consist of a portion but not all of a building, the building housing the Premises is hereinafter referred to as "the Building."

          Landlord leases the Premises to Tenant for a term of 63 months commencing February 1, 1998 and continuing through April 30, 2003. Base rent shall be according to the following schedule:

                                                        Base Rent
          Period                                        Per Month
          ------                                        ---------
          February 1, 1998 through May 31, 2001         $8,302.00
          June 1, 2001 through April 30, 2003           $9,377.00

          Rent for the first month of the Lease term shall be paid upon execution of this Lease. All rent, including base rent together with the charges, taxes and expenses to be paid to Landlord specified in Paragraphs 3 and 4 of this Lease, is payable in advance on the first day of each calendar month. If Landlord consents, Tenant may occupy the Premises prior to such commencement date on a rent-free basis and upon compliance with all terms of this Lease.

          Delivery of possession shall occur when the Premises are occupied by Tenant or are ready to be occupied by Tenant with all work to be performed by Landlord
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substantially completed and Landlord has notified Tenant of substantial completion. No notice shall be required from Landlord if the Premises are ready on the date set for commencement of the term or on the first business day thereafter. If Landlord is unable to deliver possession of the Premises to Tenant because of strikes, acts of God, or any other cause beyond Landlord's control, then Tenant may take possession when Landlord notifies Tenant that the Premises are ready for possession, and the term of this Lease shall commence on the first day of the first month following such date and continue for the specified number of months thereafter, notwithstanding the commencement and termination dates stated above. Tenant shall owe no rent until the Premises are ready for possession. Landlord shall have no liability for such delays in delivery of possession caused by any of the above specified causes, and neither party shall have the right to terminate except that Landlord may cancel this Lease without liability if permission to construct, use, or furnish necessary utilities to the Premises is denied or revoked by any governmental agency or public utility with such authority. Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises on or before April 1, 1998, Tenant may cancel this Lease by notice in writing to Landlord given at any time thereafter prior to the date on which possession is tendered by Landlord and in the case of such cancellation, Landlord shall promptly pay to Tenant any rent or other amount paid by Tenant to Landlord in connection with this Lease.

     This Lease is subject to the following additional terms to which the parties agree:

     1. Use of the Premises.

          1.1 Tenant shall use the Premises only for manufacturing, general offices, warehousing and any other lawful purpose. If such use is prevented by any law or governmental regulation, Tenant may use the Premises for other reasonable uses.

          1.2 In connection with its use, Tenant shall at its expense comply with all applicable laws, ordinances, and regulations of any public authority, including those requiring alteration of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that will increase Landlord's fire insurance rates for the Premises; and shall not overload the floors or electrical circuits of the Premises. Landlord shall have the right to approve the installation of any power-driven machinery by Tenant and may select a qualified electrician whose opinion will control regarding electrical circuits and a qualified engineer or architect whose opinion will control regarding floor loads. Allowable ground floor load shall be 500 pounds.

          1.3 Tenant may erect a sign stating its name, business, and product after first securing Landlord's written approval of the size, color, design, wording, and location, and all necessary governmental approvals. No signs shall be painted on the Building or exceed the height of the Building. All signs installed by Tenant shall be removed upon termination of this Lease with the sign location restored to its former state.

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          1.4 Tenant shall make no alterations, additions, or improvements to the Premises or change the color of the exterior without Landlord's prior written consent and without a valid building permit issued by the appropriate governmental agency. Upon termination of this Lease, any such alterations, additions, or improvements (including without limitation all electrical, lighting, plumbing, heating and air-conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures) shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise, or Landlord requests that part or all of the additions, alterations, or improvements be removed. In such case, Tenant shall at its sole cost and expense promptly remove the specified additions, alterations, or improvements and repair and restore the Premises to its original condition.

     2. Security Deposit.

          Upon occupancy of the Premises, Tenant shall deposit with Landlord the sum of $9,377.00, hereinafter referred to as "the Security Deposit," to secure the faithful performance by Tenant of each term, covenant, and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant, and condition on its part to be made or performed or kept under this Lease and failure to perform is not corrected within the applicable grace period, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (i) to the extent of any sum due to Landlord; or (ii) to make any required payment on Tenant's behalf; or
(iii) to compensate Landlord for any loss, damage, attorneys' fees, or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum; Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Should Tenant comply with all of the terms, covenants, and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then the Security Deposit, less any sums owing to Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant. If Landlord has not made any claim on the Security Deposit within three (3) years after the Commencement Date, the deposit shall be returned to Tenant by crediting it against the rent next payable under this lease.

     3. Utility Charges; Maintenance.

          3.1 Tenant shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises during the lease term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on an equitable basis. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other

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casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord's reasonable control. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system.

          3.2 Landlord shall repair and maintain the roof, gutters, downspouts, exterior walls, building structure, floor slab, foundation, exterior paved areas, and curbs of the Premises in good condition. Except for such obligations of Landlord, Tenant shall keep the Premises neatly maintained and in good order and repair. Tenant's responsibility shall include maintenance and repair of the electrical system, plumbing, drainpipes to sewers, air-conditioning and heating systems, overhead and personnel doors, and the replacement of all broken or cracked glass with glass of the same quality. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises. Landlord shall correct any defective construction or warranteed mechanical or electrical matters.

          3.3 Landlord shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind and the cost thereof shall be an operating expense under Paragraph 4.4 of this Lease.

     4. Taxes, Assessments, and Operating Expenses.

          4.1 In conjunction with monthly rent payments, Tenant shall each month pay a sum representing Tenant's proportionate share of real property taxes and operating expenses for the Premises. Such amount shall annually be estimated by Landlord, no later than the beginning of the second quarter of each calendar year, in good faith to reflect actual or anticipated costs. Upon termination of this Lease or at periodic intervals, but no later than the beginning of the second quarter of each calendar year during the term hereof, Landlord shall compute its actual costs for such expenses during such period. Any overpayment by Tenant shall be credited to Tenant, and any deficiency shall be paid by Tenant within fifteen (15) days after receipt of Landlord's statement. Landlord's records of expenses for taxes and operating expenses may be inspected by Tenant at reasonable times and intervals.

          4.2 Tenant's proportionate share of real property taxes shall mean that percentage of the total assessment affecting the Premises which is the same as the percentage which the rentable area of the Premises bears to the total rentable area of all buildings covered by the tax statement. Tenant's proportionate share of operating expenses for the Building shall be computed by dividing the rental area of the Premises by the total rentable area of the Building. If in Landlord's reasonable judgment either of these methods of allocation results in an inappropriate allocation to Tenant, Landlord shall select some other reasonable method of determining Tenant's proportionate share. As of the commencement date of the Lease, Tenant's proportionate share is 24%, which is the ratio of 10,249 rentable square feet of the Premises divided by the 42,700 current rentable square feet of space in the Building.

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
          4.3 Real property taxes charged to Tenant hereunder shall include all general real property taxes assessed against the Premises or payable during the lease term and any rent tax, tax on Landlord's interest under this Lease, or any tax in lieu of the foregoing, whether or not any such tax is now in effect. Tenant shall not, however, be obligated to pay any tax based upon Landlord's net income.

          4.4 Operating expenses charged to Tenant hereunder shall include all usual and necessary costs of operating and maintaining the Premises, Building, and any surrounding common areas including, but not limited to, the cost of all utilities or services not paid directly by Tenant, property insurance, property management, maintenance and repair of landscaping, parking areas, and any other common facilities. Operating expenses shall not include roof replacement or correction of structural deficiencies of the Building or defective construction.

     5. Parking and Storage Areas.

          5.1 Tenant, its employees, and customers shall have the exclusive right to use any private parking spaces immediately adjacent to the Premises. Tenant shall control the use of such parking spaces so that there will be no unreasonable interference with the normal traffic flow, and shall permit no parking on any landscaped or unpaved surface. Under no circumstances shall trucks serving the Premises be permitted to block streets.

          5.2 Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. If Tenant erects any visual barriers for storage areas, Landlord shall have the right to approve the design and location. Tenant shall be responsible for all security screening, which must be approved by Landlord. Trash and garbage receptacles shall be kept covered at all times.

     6. Tenant's Indemnification; Liability Insurance.

          6.1 Tenant shall not allow any liens to attach to the Premises as a result of its activities. Tenant shall indemnify and defend Landlord from any claim, liability, damage, or loss arising out of any activity on the Premises or within the Building or the common areas serving the Building, by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this Lease.

          6.2 Tenant shall carry general liability insurance on an occurrence basis with combined single limits of not less than $1,000,000. Such insurance shall be provided by an insurance carrier reasonably acceptable to Landlord and shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without ten (10) days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy.

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
     7. Property Damage; Subrogation Waiver.

          7.1 If fire or other casualty causes damage to the Building or the Premises in an amount exceeding thirty percent (30%) of the full construction-replacement cost of the Building or Premises, respectively, Landlord may elect to terminate this Lease as of the date of the damage by notice in writing to Tenant within thirty (30) days after such date. Otherwise, Landlord shall promptly repair the damage and restore the Premises to their former condition as soon as practicable. Rent shall be reduced or abated during the period to the extent the Premises are not reasonably usable for the use permitted by this Lease because of such damage and required repairs.

          7.2 Landlord shall be responsible for insuring the Building, and Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises, but Tenant shall not be required to insure its personal property and trade fixtures located on the Premises.

          7.3 Neither party shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks covered by a standard fire insurance policy with extended coverage and sprinkler leakage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

          7.4 Landlord and Tenant each hereby releases the other, and the other's partners, officers, directors, agents and employees, from any and all liability and responsibility to the releasing party and to anyone claiming by or through it or under it, by way of subrogation or otherwise, for all claims, or demands whatsoever which arise out of damage or destruction of property occasioned by perils which can be insured by an All Risk Property Insurance Coverage Form. Landlord and Tenant grant this release on behalf of themselves and their respective insurance companies and each represents and warrants to the other that it is authorized by its respective insurance company to grant the waiver of subrogation contained in this Paragraph 7.3. This release and waiver shall be binding upon the parties whether or not insurance coverage is in force at the time of the loss or destruction of property referred to in this Paragraph 7.3.

     8. Condemnation.

          If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant's use as defined under Paragraph 1 herein, then either party may elect to terminate this Lease effective on the date that title passes to the condemning authority. Otherwise, Landlord shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount equal to the reduction in rental value of the Premises caused by the taking. All

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condemnation proceeds shall belong to Landlord, except that Tenant shall be permitted to recover the unamortized portion of Tenant Improvement Costs paid by it, computed on a straight line basis.

     9. Assignment and Subletting.

          9.1 Tenant shall not assign its interest under this Lease nor sublet the Premises without first obtaining Landlord's consent in writing, which shall not be unreasonably withheld, conditioned or delayed, except as provided for in Paragraph 19.6. This provision shall apply to all transfers by operation of law or through mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease and no one assignment or subletting shall be a consent to any further assignment or subletting.

          9.2 Subject to the above limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

     10. Default.

          Any of the following shall constitute a default by Tenant under this
Lease:

          10.1 Tenant's failure to pay rent or any other charge under this Lease within ten (10) days after Tenant's receipt of proper written notice from Landlord that it is due, or failure to comply with any other term or condition within thirty (30) days following written notice from Landlord specifying the noncompliance with reasonable particularity. If such noncompliance cannot be cured within the thirty (30) day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as reasonably possible.

          10.2 Tenant's insolvency; Tenant's assignment for the benefit of its creditors; Tenant's voluntary petition in bankruptcy or adjudication as bankrupt, or the appointment of a receiver for Tenant's properties not dismissed within sixty (60) days after appointment.

     11. Remedies for Default.

          In case of default as described in Paragraph 10 above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

          11.1 Terminate this Lease without relieving Tenant from its obligation to pay damages.

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          11.2 Retake possession of the Premises by summary proceedings or otherwise, in which case Tenant's liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant's leasehold interest.

          11.3 Recover damages caused by Tenant's default which shall include reasonable attorneys' fees at trial and on any appeal therefrom. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease equal to the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of six (6%) percent per annum.

          11.4 Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest at the rate of ten percent (10%) per annum from the date of the expenditure.

     12. Surrender on Termination.

          12.1 On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, and all repairs called for under this Lease completed. The Premises shall be delivered in the same condition as at the commencement of the term, subject only to depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may dispose of it in any manner without liability.

          12.2 If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to all provisions of this Lease except the provision for term and at a base rental of 120 percent of that specified in this Lease; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

     13. Landlord's Liability.

          13.1 Landlord warrants that so long as Tenant complies with all terms of this Lease it shall be entitled to peaceable, quiet and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

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          13.2 All persons dealing with Pacific Realty Associates, L.P
("Partnership") must look solely to the property and assets of Partnership for the payment of any claim against Partnership or for the performance of any obligation of Partnership as neither the general partner, limited partners, employees, nor agents of Partnership assume any personal liability for obligations entered into on behalf of Partnership (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation. As used herein, the words "property and assets of partnership" exclude any rights of Partnership for the payment of capital contributions or other obligations to it by the general partner or any limited partner in such capacity.

     14. Mortgage or Sale by Landlord; Estoppel Certificates.

          14.1 This Lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this Lease and affecting the Building and the land upon which the Building is located. However, if any lender holding an Encumbrance secured by the Building and the land underlying the Building requires that this Lease be subordinate to the Encumbrance, then Tenant agrees that this Lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this Lease no foreclosure, deed given in lieu of the foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this Lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents reasonably required by the holder of the Encumbrance to accomplish the purposes of this paragraph.

          14.2 If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee, and the transferor shall have no further liability hereunder.

          14.3 Either party shall within twenty (20) days after notice from the other execute and deliver to the other party a certificate stating whether or not this Lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

          14.4 If the Premises are encumbered by a mortgage or trust deed as of the date of this lease, Landlord shall obtain an agreement from the lender not to disturb Tenant so long as Tenant is not in default.

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     15. Disputes - Attorneys' Fees.

          In the event of any litigation arising out of this Lease, the prevailing party shall be entitled to recover from the other party, in addition to all other relief provided by law or judgement, its reasonable costs and attorneys' fees incurred both at and in preparation for trial and any appeal or review, such amount to be as determined by the court(s) before which the matter is heard. Disputes between the parties which are to be litigated shall be tried before a judge without a jury.

     16. Severability.

          If any provision of this Lease is held to be invalid, unenforceable or illegal the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

     17. Interest and Late Charges.

          Rent not paid within ten (10) days of when due shall bear interest from the date due until paid at the rate of ten percent (10%) per annum.

     18. General Provisions.

          18.1 Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

          18.2 Subject to the limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

          18.3 Landlord shall have the right to enter upon the Premises after giving Tenant twenty-four (24) hour verbal notice, excepting that Landlord shall not be required to give such notice in times of emergency, to determine Tenant's compliance with this Lease, to make necessary repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. During the last two months of the term, Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises.

                  18.4 If this Lease commences or terminates at a time other than the beginning or end of one of the specified rental periods, then the rent (including Tenant's share of real property taxes, if any) shall be prorated as of such date, and in the event of termination for reasons other than default all prepaid rent shall be refunded to Tenant or paid on its account.

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          18.5 Tenant shall within ten (10) days following Landlord's written request deliver to Landlord a written statement specifying the dates to which the rent and other charges have been paid, whether the Lease is unmodified and in full force and effect, and any other matters pertaining to the Lease that may reasonably be requested by Landlord.

          18.6 Notices between the parties relating to this Lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this Lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address and in the same manner.

          18.7 Whenever Landlord's consent, approval or acceptance is required by this Lease, it shall not be withheld, delayed or conditioned unreasonably.

     19. Environmental.

          19.1 Definitions. The term "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term "Hazardous Substance" shall mean any hazardous, toxic, infectious or radioactive substance, waste and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

          19.2 Use of Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of or otherwise released on or under the Premises. Tenant may use and sell on the Premises only those Hazardous Substances typically used and sold in the prudent and safe operation of the business permitted by Paragraph 1 of this Lease. Tenant may store such Hazardous Substances on the Premises, but only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled or stored on the Premises.

          19.3 Notices. Tenant shall immediately notify Landlord upon becoming aware of the following: (a) any spill, leak, disposal or other release of a Hazardous Substance on, under or adjacent to the Premises; (b) any notice or communication from a governmental agency or any other person relating to any Hazardous Substance on, under or adjacent to the Premises; or (c) any violation of any Environmental Law with respect to the Premises or Tenant's activities on or in connection with the Premises.

          19.4 Spills and Releases. In the event of a spill, leak, disposal or other release of a Hazardous Substance on or under the Premises caused by Tenant or any of its contractors, agents or employees or invitees, or the suspicion or threat of the same, Tenant

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shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Substance, (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Substances contamination is eliminated to Landlord's reasonable satisfaction, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

          19.5 Condition Upon Termination. Upon expiration of this Lease or sooner termination of this Lease for any reason, Tenant shall remove all Hazardous Substances and facilities used for the storage or handling of Hazardous Substances from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities. Following such removal, Tenant shall certify in writing to Landlord that all such removal is complete.

          19.6 Assignment and Subletting. Notwithstanding the provisions of Paragraph 9 of this Lease, it shall not be unreasonable for Landlord to withhold its consent to any assignment, sublease or other transfer of the Tenant's interest in this Lease if a proposed transferee's anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Substance.

          19.7 Indemnity.

               19.7.1 By Tenant. Tenant shall indemnify, defend and hold harmless Landlord, its employees and agents, any persons holding a security interest in the Premises, and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Tenant or any of its contractors, agents or employees or invitees, unless caused by sole, active negligence or intentional act of Landlord or breach of this Lease by Landlord. Tenant's obligations under this paragraph shall survive the expiration or termination of this Lease for any reason. Landlord's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this agreement or otherwise.

               19.7.2 By Landlord. Landlord shall indemnify, defend and hold harmless Tenant and its employees and agents and the respective successors and assigns of

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each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the actual or alleged use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Landlord, or any of its contractors, agents or employees or by Landlord's previous tenants of the Premises, unless caused by sole, active negligence or intentional act of Tenant or breach of this Lease by Tenant. Landlord's obligations under this paragraph shall survive the expiration or termination of this Lease for any reason. Tenant's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Tenant may be entitled under this Agreement or otherwise.

     20. Renewal Option.

          20.1 If not then in default, Tenant shall have the option to renew this Lease for one additional five-year term by giving Landlord written notice of its intent to extend at least 180 days prior to expiration of the preceding term. All provisions of this Lease shall apply during the extended term, except that rent for the renewal period shall be the fair rental value of the Premises as agreed upon by parties at least 90 days prior to commencement of the renewal period, but in no case less than that of the preceding term. If the parties fail to agree on the fair rental value for the renewal term, it shall be determined by arbitration pursuant to the provisions of the following subparagraphs 20.2 through 20.6.

          20.2 If a dispute arises under this Lease as to market rent for purposes of this renewal option, either party may request arbitration and appoint as arbitrator one licensed real estate appraiser having experience with respect to the matter in dispute. The other party shall choose an arbitrator with such qualifications, and the two arbitrators shall within five (5) days choose a third with such qualifications. If the choice of the second or third arbitrator is not made within ten (10) days after choice of the prior arbitrator, then either party may apply to the presiding judge of the Washington County Circuit Court to choose the required arbitrator.

          20.3 At any time within twenty (20) days after appointment of the third arbitrator, either party may submit the dispute for settlement by the arbitrators.

          20.4 The arbitrators to whom the dispute is submitted shall conduct such investigations as they shall consider necessary, and the written decision of the majority shall be submitted to both parties within thirty (30) days after the referral unless the arbitrators determine that further time is reasonably required to make a proper investigation of the relevant facts.

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          20.5 The parties shall be bound by the decision of a majority of the arbitrators.

          20.6 The cost of arbitration shall be allocated between the parties by the arbitrators on the basis of the extent to which the position of one or the other party is adopted in the arbitrators' decision.

     21. Nitrogen Tank.

          21.1 Notwithstanding anything contained in the Lease to the contrary, Tenant, at no additional cost, shall be entitled to store liquid nitrogen in one storage tank to be located outside the Premises and compressed nitrogen tanks within the Premises. Landlord hereby consents to such storage as limited herein. Tenant shall be entitled to construct and maintain one liquid nitrogen tank and related facilities, at its sole cost and expense and in accordance with plans approved by Landlord, which approval shall not be unreasonably withheld, provided that the tank dimensions are no greater than 133-inches in height and 48-inches in diameter, at the location shown on the site plan attached hereto as Exhibit B, or at such locations as Tenant may hereafter designate with Landlord's approval, which approval may be withheld in Landlord's sole discretion.

          21.2 Upon expiration or termination of the Lease, Tenant shall, at Tenant's sole cost and expense, remove the tank, the related piping and fixtures, and return the area where the tank was located to its original condition.

          21.3 Tenant shall, at Tenant's sole cost and expense, maintain the nitrogen tank and related structures in accordance with all Applicable Law. Prior to using the tank, to the extent required by Applicable Law, Tenant shall obtain approval for the construction and use thereof from the applicable authorities and shall provide Landlord with evidence of such approval of the tank. Tenant further agrees to construct one solid material post on each corner around the nitrogen tank and related facilities to protect them from possible damage or injury from vehicles. In addition, Landlord, in its sole discretion, may require Tenant to construct and erect fencing around the tank. Fencing materials to be approved in writing prior to use.

          21.4 Tenant hereby represents and warrants to Landlord that all employees involved in the filling or removal of nitrogen from the tank have been properly trained and certified to do so. As provided in this Lease, Tenant hereby indemnifies and holds Landlord harmless from any and all losses, costs, claims or damages incurred by Landlord and arising from or related to Tenant's construction, use or operation of the nitrogen storage tank and related facilities, unless such losses, costs, claims or damages are caused by the negligent or intentional acts or omissions of Landlord.

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     22. Tenant Improvements.

          Landlord shall provide Tenant with a tenant improvement allowance of $256,255.00 ($25.00 per square foot). Said improvements shall be constructed in accordance with a mutually acceptable space plan and generally as shown on the attached Exhibit C and are subject to applicable building codes as interpreted by the City of Hillsboro.

          22.1 The Building shell includes the following components which shall be provided at Landlord's cost and expense:

               22.1.1 The exterior and roof of the Building shall be complete with all exterior doors, walls (excluding interior side wallboard), roof, storefront, window frames and glazing as well as parking paving and striping in place and usable.

               22.1.2 The floor shall be a concrete slab ready to receive floor preparation and floor covering.

               22.1.3 The main building electrical service shall be installed, ready for installation of Tenant electrical meter, breakers, and subpanels.

               22.1.4 Six-inch sanitary sewer is in place under slab.

               22.1.5 The fire protection sprinkler system shall be installed and functioning in the Building. The completed overhead distribution piping for the fire protection system, ready for installation of sprinkler drops, will be in place within tenant areas.

          22.2 The tenant improvement allowance shall be applied to costs related to all tenant construction, including the following:

               22.2.1 Tenant improvement specific architectural and engineering fees.

               22.2.2 Permits, fees, bonds, systems development charges, traffic impact fees, sewer connection fees.

               22.2.3 General Conditions.

               22.2.4 Contractor overhead and profit.

               22.2.5 Miscellaneous concrete and concrete cutting.

               22.2.6 Interior walls and framing (including interior of exterior concrete walls).

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               22.2.7 Ceiling system and ceiling insulation.

               22.2.8 Wall insulation (interior and exterior).

               22.2.9 Interior doors, frames, and hardware.

               22.2.10 Interior plumbing.

               22.2.11 Interior heating, ventilating, and air conditioning.

               22.2.12 Fire sprinklers, drops from overhead system.

               22.2.13 Interior electrical (from building service) and all interior lighting systems.

               22.2.14 Restroom accessories and partitions.

               22.2.15 Millwork: wood and plastic laminate work, including all cabinetry.

               22.2.16 All flooring materials and installation.

               22.2.17 Floor/wall base.

               22.2.18 Interior paint and wallcovering.

               22.2.19 Window covering.

               22.2.20 Clean up.

     23. Exhibits.

          The following exhibits are attached to this Lease and incorporated herein by reference:

               Exhibit A - Location of Premises

               Exhibit B - The Building and location of nitrogen storage tank.

               Exhibit C - Design and Construction of Tenant Improvements

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

                                       LANDLORD:

                                       PACIFIC REALTY ASSOCIATES, L.P.,
                                       a Delaware limited partnership

                                       By:  PacTrust Realty, Inc.,
                                            a Delaware corporation,
                                            its General Partner

Date: December 1, 1996                      By: SAM K. BRIGGS
                                                --------------------------------
                                                Sam K. Briggs
                                                Marketing Director

                                       Address for Notices/Rent Payments to
                                       Landlord: 15350 S.W. Sequoia Parkway,
                                       #300-WMPC Portland, OR 97224


                                       TENANT:

                                       FEI COMPANY,
                                            an Oregon corporation

Date: November 30, 1997                By:  s/s WILLIAM G. LANGLEY
                                            ------------------------------------
                                            Name:   William G. Langley
                                            Title:  CFO

                                       Address for Legal Notices to Tenant:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Address for Invoices to Tenant:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Tenant Employer Identification Number:

                                       -----------------------------------------

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